EXHIBIT 23(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 6 on Form S-3 to Registration Statement on Form S-1 of our report dated November 18, 2004, relating to the financial statements and financial statement schedule, which appears in Kulicke and Soffa Industries, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

June 29, 2005